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                                                                     EXHIBIT 5.1


                           STROOCK & STROOCK & LAVAN
                              SEVEN HANOVER SQUARE
                            NEW YORK, NEW YORK 10004





September 27, 1994

United Companies Financial Corporation
4041 Essen Lane
Baton Rouge, Louisiana  70809

Re:      United Companies Financial Corporation
         Registration Statement on Form S-3 (No. 33-55227)

Gentlemen:

We have acted as special counsel for United Companies Financial Corporation, a Louisiana corporation (the "Company"), in connection with the registration by the Company of (A) up to $200,000,000 aggregate initial offering price of its
(i) unsecured debt securities (the "Debt Securities"), which may be either senior or subordinated and (ii) shares of its preferred stock, par value $2.00 per share (the "Preferred Stock" and together with the Debt Securities, the "Securities") and (B) an indeterminate amount of shares of its common stock, par value $2.00 per share, and associated preferred share purchase rights and Debt Securities that may be issued upon conversion or exchange of Securities as set forth in the Registration Statement on Form S-3 (No. 33-55227) (the "Registration Statement") that has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

The Securities are to be issued, separately or together, in one or more series and are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein and any amendments or supplements thereto.

The senior Debt Securities and the subordinated Debt Securities are to be issued pursuant to separate Indentures (each, an "Indenture") between the Company and The First National Bank of Chicago, as trustee and State Street Bank and Trust Company, as trustee, respectively (each, a "Trustee"). Certain of the terms
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United Companies Financial Corporation
September 27, 1994
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of each series of Debt Securities may be set forth in a supplemental indenture to an Indenture (each, a "Supplemental Indenture") between the Company and a Trustee.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State of New York and the laws of the United States of America.

We have examined copies of the articles of incorporation and by-laws of the Company, forms of the Indentures and forms of the Debt Securities included therein, as well as the Registration Statement and forms of the agreements and other documents filed or to be filed as exhibits thereto. We also have examined the original or reproduced or certified copies of all such records of the Company, all such agreements, certificates of officers and representatives of the Company and others, and such other documents, papers, statutes and authorities as we deemed necessary to form the basis of the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of copies of documents supplied to us by the Company and others. As to certain matters of fact relevant to the opinions hereinafter expressed, we have relied upon statements and certificates of officers of the Company and others.

Based upon the foregoing, we are of the opinion that when the issuance, execution and delivery of each series of Debt Securities has been authorized by all necessary corporate action of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time) and otherwise in accordance with the provisions of the applicable Indenture and related Supplemental Indenture, if any, and when such Debt Securities have been duly executed, authenticated and delivered by the applicable Trustee and sold as described in the Registration Statement, (a) such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and we express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity, and (b) the holders of such Debt Securities will be entitled to the benefits provided by
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United Companies Financial Corporation
September 27, 1994
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the applicable Indenture and related Supplemental Indenture, if any.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to us in the prospectus and each related prospectus supplement forming a part of the Registration Statement, and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Securities under the securities or blue sky laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,


/s/STROOCK & STROOCK & LAVAN

STROOCK & STROOCK & LAVAN